EXHIBIT 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of December 23, 2007, by and among (i) NeurogesX, Inc., a Delaware corporation (the “Company”), (ii) each person listed on Exhibit A attached hereto (collectively, the “Initial Investors” and each individually, an “Initial Investor”), and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 12 hereof (collectively, the “Investor Permitted Transferees” and each individually an “Investor Permitted Transferee”).

WHEREAS, the Company has agreed to issue and sell to the Initial Investors, and the Initial Investors have agreed to purchase from the Company, an aggregate of approximately 4,020,910 shares (the “Purchased Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and warrants to purchase an aggregate of approximately 1,206,273 shares of Common Stock (each a “Warrant” and together the “Warrants”), all upon the terms and conditions set forth in that certain Securities Purchase Agreement, dated of even date herewith, between the Company and the Initial Investors (the “Securities Purchase Agreement”); and

WHEREAS, the terms of the Securities Purchase Agreement provide that it shall be a condition precedent to the first closing of the transactions thereunder, for the Company and the Initial Investors to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. DEFINITIONS. The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

“Board” shall mean the board of directors of the Company.

“Initial Closing” and “Initial Closing Date” shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Investors” shall mean, collectively, the Initial Investors and the Investor Permitted Transferees; provided, however, that the term “Investors” shall not include any of the Initial Investors or any of the Investor Permitted Transferees that does not own or hold any Registrable Shares.

“Majority Holders” shall mean, at the relevant time of reference thereto, those Investors holding more than fifty percent (50%) of the Registrable Shares held by all of the Investors.

“Qualifying Holder” shall have the meaning ascribed thereto in Section 12 hereof.

“Registrable Shares” shall mean the Purchased Shares and the Underlying Shares, provided, however, such term shall not include any of the Purchased Shares or Underlying Shares that become or have become eligible for resale without form filing requirements, manner of sale requirements or volume limitations pursuant to Rule 144 or as a result of a subsequent sale made pursuant to Regulation S.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Underlying Shares” shall mean the shares of Common Stock issuable upon exercise of the Warrants.

2. EFFECTIVENESS; TERMINATION. This Agreement shall become effective and legally binding only if the Initial Closing occurs. This Agreement shall terminate and be of no further force or effect, automatically and without any action being required of any party hereto, upon the termination of the Securities Purchase Agreement pursuant to Section 7 thereof.

3. MANDATORY REGISTRATION.

(a) Within five (5) days after the date the Company first becomes eligible to file a Registration Statement on Form S-3 (or any successor short form of registration statement) under the Securities Act (the “Eligibility Date”), the Company shall file with the SEC a registration statement for the purpose of registering under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Investors as selling stockholders thereunder (a “Registration Statement”). Such Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares, subject to the provision of the last sentence of this Section 3(a). The Company agrees to use reasonable efforts to cause such Registration Statement to become effective as promptly as practicable, but in no event later than thirty-five (35) days after the Eligibility Date (or ninety (90) days if such Registration Statement is reviewed by the SEC, the later of which, as applicable, shall be the “Effectiveness Deadline”). In the event that, after the Eligibility Date and before such Registration Statement is declared effective, there is an act of God, war or terror that delays the Company’s ability to pursue effectiveness of the Registration Statement or that delays the SEC from being responsive to the Company’s efforts in such regard or from declaring the Registration Statement effective , the Effectiveness Deadline will be extended by a number of days equal to the days of any such act, plus ten (10). Notwithstanding the foregoing, the Company may (i), in the manner reasonably determined by the Company, exclude Registrable Shares from the initial Registration Statement if required by the SEC in order for the Commission to declare such Registration Statement effective or (ii) withdraw from registration or otherwise abandon the initial Registration Statement if the SEC determines that the Company cannot utilize a Registration Statement on Form S-3 to register the Registrable Shares and the Company is not otherwise eligible to use a Registration Statement on

Form S-3 for the registration of the Registrable Shares (the “Excluded Registrable Shares”); provided, however, that the Company shall use commercially reasonable efforts until the Mandatory Registration Termination Date to file and have declared effective one or more subsequent Registration Statements that include the Excluded Registrable Shares such time as it may do so in accordance with the Securities Act as interpreted by the SEC.

(b) The Company shall be required to keep each Registration Statement effective until such date that is the earlier of (i) the date as of which all of the Purchasers may sell all of the Registrable Shares within a 90 day period pursuant to Rule 144 (or the successor rule thereto) promulgated under the Securities Act or (ii) the date when all of the Registrable Shares registered thereunder shall have been sold or (iii) the date that is two years from the effective date of the first such Registration Statement, or (iv) the date that is 36 months from the Initial Closing Date (such date is referred to herein as the “Mandatory Registration Termination Date”). Thereafter, the Company shall be entitled to withdraw the Registration Statements and the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statements (or any prospectus relating thereto).

(c) The offer and sale of the Registrable Shares pursuant to the Registration Statements shall not be underwritten.

4. PENALTIES/SUSPENSION OF THE REGISTRATION STATEMENT.

(a) If a Registration Statement covering the Registrable Shares is not filed with the Commission on or prior to five (5) days after the Eligibility Date, the Company shall make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Registrable Shares. The amounts payable as liquidated damages pursuant to this paragraph shall be paid, in cash in lawful money of the United States, within three (3) business days of the last day of each such 30-day period during which such Registration Statement should have been filed for which no Registration Statement was filed with respect to the Registrable Shares.

(b) The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after a Registration Statement is declared effective and shall simultaneously provide upon reasonable request to the Investors with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A) a Registration Statement covering Registrable Shares is not declared effective by the SEC within thirty-five (35) days after the Eligibility Date (or ninety (90) days if reviewed by the SEC), but excluding the Excluded Registrable Shares, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Shares covered thereby due to market conditions and except as excused as pursuant to a Suspension Period exercised pursuant to Section 11 below, then the Company will make pro rata payments to each Investor with Registrable Shares included in such Registration Statement, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount invested by such Investor for the Registrable Shares included in such Registration Statement (but not for the Excluded Registrable Shares) for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective, but was not so effective or available (the “Blackout Period”). The amounts payable as liquidated damages pursuant to this paragraph shall be paid, in cash in lawful money of the United States, monthly within three (3) business days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period.

(c) No Investor shall be entitled to a payment pursuant to this Section 4 if effectiveness of a Registration Statement has been delayed or a prospectus has been unavailable as a result of (i) a failure by such Investor to promptly provide on request by the Company the information required under the Securities Purchase Agreement or this Agreement or requested by the SEC as a condition to effectiveness of the Registration Statement; (ii) the provision of inaccurate or incomplete information by such Investor; or (iii) a statement or determination of the SEC that any provision of the rights of the Investor under this Agreement are contrary to the provisions of the Securities Act.

5. OBLIGATIONS OF THE COMPANY. In connection with the Company’s obligation under Section 3 hereof to file one or more Registration Statements with the SEC and to use its reasonable efforts to cause such Registration Statements to become effective, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC such amendments and supplements to the Registration Statements and the prospectuses used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such Registration Statements;

(b) Furnish to the selling Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 5(a) above) as the selling Investors may reasonably request in order to facilitate the disposition of such selling Investors’ Registrable Shares covered by each such Registration Statement;

(c) Notify the selling Investors, at any time during which a prospectus relating to a Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to a Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly prepare (and, when completed, give notice and provide a copy thereof to each selling Investor) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the selling Investors will not offer or sell Registrable Shares until the Company has notified the selling Investors that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the selling Investors (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company’s obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 5(c) and deliver copies of same as above provided in Section 5(b) hereof); and

(d) Register and qualify the Registrable Shares covered by a Registration Statement under such other securities or Blue Sky laws of such states as shall be reasonably appropriate in the opinion of the Company, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Shares shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Shares be borne by the selling Investors, then the selling Investors shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses.

(e) Subject to the terms and conditions of this Agreement, including Section 4 hereof, the Company shall use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction in the United States, and (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Shares of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding such purpose.

(f) The Company shall (i) comply with all requirements of the NASDAQ Stock Market LLC with regard to the issuance of the Shares and the listing thereof on the NASDAQ Global Market, and (ii) engage a transfer agent and registrar to maintain the Company’s stock ledger for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement.

6. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Investors shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement. Each Investor shall promptly notify the Company of any changes in the information furnished to the Company.

7. EXPENSES OF REGISTRATION. Except as set forth in Section 5(d), all expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing fees, fees and disbursements of counsel for the Company, and up to $25,000 of the reasonable fees and disbursements of one counsel representing all Investors, shall be borne by the Company.

8. DELAY OF REGISTRATION. The Investors shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

9. INDEMNIFICATION.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Investor, any investment banking firm acting as an underwriter for the selling Investors, any broker/dealer acting on behalf of any selling Investors and each officer and director of such selling Investor, such underwriter, such broker/dealer and each person, if any, who controls such selling Investor, such underwriter or broker/dealer within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to a Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse such selling Investor, such underwriter, broker/dealer or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission made in connection with such Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to such Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with a Registration Statement or any such preliminary prospectus or final prospectus by the selling Investors or (ii) an untrue statement or alleged untrue statement or omission in such Registration

Statement or any prospectus that is corrected in any subsequent amendment or supplement to a Registration Statement or prospectus that was delivered to the selling Investor before the pertinent sale or sales by the selling Investor.

(b) To the extent permitted by law, each selling Investor will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed a Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any investment banking firm acting as underwriter for the Company or the selling Investors, or any broker/dealer acting on behalf of the Company or any selling Investors, and all other selling Investors against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter, or broker/dealer or such other selling Investor may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to a Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to such Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Investor expressly for use in connection with such Registration Statement, or any preliminary prospectus or final prospectus; and such selling Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter, broker/dealer or other selling Investor in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of each selling Investor hereunder shall be limited to the proceeds received by such selling Investor from the sale of Registrable Shares covered by the Registration Statements, and provided, further, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party’s expenses for the period prior to the date of its participation on such defense. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party otherwise other than under this Section 9.

(d) Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors’ obligations in this subsection to contribute are several in proportion to their sales of Registrable Shares to which such loss relates and not joint.

(f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 9, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

10. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Purchased Shares to the public without registration, the Company agrees to use commercially reasonable efforts until the Mandatory Registration Termination Date: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act, (iii) as long as any Investor owns any Purchased Shares, to furnish in writing upon such Investor’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Investor a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Investor of any rule or regulation of the SEC permitting the selling of any such Purchased Shares without registration and (iv) undertake any additional actions reasonably necessary to maintain the availability of, subject to Section 3(b), a Registration Statement or the use of Rule 144.

11. SUSPENSION. Notwithstanding anything in this Agreement to the contrary, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a Registration Statement for amendments or supplements to such Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; (iv) of any event or circumstance which necessitates the making of any changes in a Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that the Board has made the good faith determination (A) that continued use by the selling Investors of a Registration Statement for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act, premature disclosure in such Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (B) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (C) that it is therefore essential to suspend the use by the Investors of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the Company shall furnish to the selling Investors a certificate signed by the President or Chief Executive Officer of the Company setting forth one or more of the above described circumstances (provided that the Company shall not be required to disclose the purpose for which it has suspended the use of a Registration Statement), and the right of the selling Investors to use such Registration Statement (and the prospectus relating thereto) shall be suspended for a period (the “Suspension Period”) of not more than thirty (30) days after delivery by the Company of the certificate referred to above in this Section 10; provided that the Company shall be entitled to Suspension Periods with an aggregate number of suspended days pursuant to all such Suspensions Periods of no more than sixty (60) days during the twelve (12) month period commencing on the Initial Closing Date. The Company shall use commercially reasonable efforts to terminate any Suspension Period as promptly as practicable and shall provide prompt written notice thereof to the Investors. Each Investor hereby covenants, severally and not jointly, that it will not offer or sell any Purchased Shares pursuant to a Registration Statement during the period commencing at the time at which the Company gives the Investors written notice of the suspension of the use of such Registration Statement and ending at the time the Company gives the Investor written notice that the Investor may thereafter effect sales pursuant to such Registration Statement.

12. TRANSFER OF REGISTRATION RIGHTS. None of the rights of any Investor under this Agreement shall be transferred or assigned to any person unless (i) such person is a Qualifying Holder (as defined below), and (ii) such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit B hereto. For purposes of this Section 11, the term “Qualifying Holder” shall mean, with respect to any Investor, (i) any partner or member thereof, (ii) any corporation, partnership or limited liability company controlling, controlled by, or under common control with, such Investor or any partner or member thereof, or (iii) any other direct transferee from such Investor of at least 50% of those Registrable Shares held by such Investor or issuable upon exercise of Warrants held by such Investor. After any transfer in accordance with this Section 12, the rights and obligations of an Investor as to any transferred Registrable Shares shall be the rights and obligations of the Investor Permitted Transferee holding such Registrable Shares.

13. ENTIRE AGREEMENT. This Agreement, Amendment No.1 to the Third Amended and Restated Investors Rights Agreement, the Warrant and the Securities Purchase Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

14. MISCELLANEOUS.

(a) This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that the terms and conditions of Section 12 hereof are satisfied. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Purchased Shares provided that the terms and conditions of Section 12 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Investor shall cease to own any Purchased Shares, all of such Investor’s rights under this Agreement shall immediately terminate.

(c) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be in writing and shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder, and shall be deemed sufficient upon receipt when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below:

(i) All correspondence to the Company shall be addressed as follows:

NeurogesX, Inc.
221 Bridgepointe Parkway, Suite 200
San Mateo, California 9440
Attention:	Anthony DiTonno
President & Chief Executive Officer
Facsimile:	650-412-1999

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
Attention:	Michael J. O’Donnell
Facsimile:	650-493-6811

(ii) All correspondence to any Investor shall be sent to such Investor at the address set forth in Exhibit A.

(iii) Any entity may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

(d) The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

(e) Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(f) This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

NEUROGESX, INC.

By:	/s/ Stephen Ghiglieri
Name:	Stephen Ghiglieri
Title:	Chief Financial Officer

THE INITIAL INVESTOR’S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED OF EVEN DATE HEREWITH SHALL CONSTITUTE THE INITIAL INVESTOR’S SIGNATURE TO THIS REGISTRATION RIGHTS AGREEMENT.

EXHIBIT A

Investor Name and Address

SV Life Sciences Fund IV L.P. 60 State Street Suite 3650 Boston, MA 02109 Attn: Denise Marks Tel: 617-367-8100

SV Life Sciences Fund IV Strategic Partners, L.P. 60 State Street Suite 3650 Boston, MA 02109 Attn: Denise Marks Tel: 617-367-8100

Deerfield Special Situations Fund, L.P. 780 3rd Avenue, 37th Floor New York, NY, 10017 Attn: Darren Levine Tel: 212-555-1600 Fax: 212-599-3075

Deerfield Special Situations Fund International Ltd. 780 3rd Avenue, 37th Floor New York, NY, 10017 Attn: Darren Levine Tel: 212-555-1600 Fax: 212-599-3075

ARCH Venture Fund V, L.P. Attn: Mark McDonnell 8725 West Higgins Road, #290 Chicago, IL 60631

Cross Creek Capital L.P. 150 Social Hall Ave. 4th Floor Salt Lake City, Utah 84111 Attn: Allison Christensen 801-983-4155

Cross Creek Capital Employees’ Fund, L.P. 150 Social Hall Ave. 4th Floor Salt Lake City, Utah 84111 Attn: Allison Christensen 801-983-4155

A-1

Wasatch Microcap Value Fund 150 Social Hall Ave. 4th Floor Salt Lake City, Utah 84111 Attn: Allison Christensen 801-983-4155

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EXHIBIT B

Instrument of Adherence

Reference is hereby made to that certain Registration Rights Agreement, dated as of                     , 2007, among NeurogesX, Inc., a Delaware corporation (the “Company”), the Initial Investors and the Investor Permitted Transferees, as amended and in effect from time to time (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

The undersigned, in order to become the owner or holder of [                    ] shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of an Investor Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Investor Permitted Transferees. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

Executed as of the date set forth below under the laws of California.

Signature:
Name:
Title:

Accepted:

[                                                             ]

By:
Name:
Title:

Date:                     , 200

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